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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 1, 2001, included in this Form 10-K, into MGM MIRAGE's previously filed Registration Statements File Nos. 33-35023, 33-38616, 333-00187, 333-73155, 333-77061, 333-42729, 333-32000, 333-37350, 333-47412, 333-50880 and 333-81285.

ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 23, 2001

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EXHIBIT 23